PROSPECTUS SUPPLEMENT NO. 4
(TO PROSPECTUS DATED NOVEMBER 9, 2001)

                         ICN PHARMACEUTICALS, INC.


    $525,000,000 of 6 1/2 % Convertible Subordinated Notes due 2008 and 15,326,010 Shares of Common Stock Issuable upon Conversion of the Notes

                             -----------------

          This prospectus supplement No. 4 supplements and amends the prospectus dated November 9, 2001, as amended by prospectus supplement No. 1 dated December 28, 2001, prospectus supplement No. 2 dated February 26, 2002 and prospectus supplement No. 3 dated May 9, 2002, relating to the 6 1/2 % Convertible Subordinated Notes due July 15, 2008 of ICN Pharmaceuticals, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

          The following represents an addendum to the table of selling securityholders appearing on pages 46-50 of the prospectus, as supplemented and amended:


                                                      COMMON
                                                       STOCK          COMMON
                                  PRINCIPAL          ISSUABLE         STOCK
                                  AMOUNT OF            UPON           OWNED
                                    NOTES           CONVERSION        AFTER
                                BENEFICIALLY          OF THE        COMPLETION
                                  OWNED AND          NOTES AND        OF THE
             NAME              OFFERED HEREBY     OFFERED HEREBY     OFFERING
             ----            ------------------ ------------------ ------------
Salomon Smith Barney Inc.         $984,000            28,725            --


          In addition, the prospectus, as supplemented and amended, is hereby further amended as follows: The deletion of:

                                                      COMMON
                                                       STOCK          COMMON
                                  PRINCIPAL          ISSUABLE         STOCK
                                  AMOUNT OF            UPON           OWNED
                                    NOTES           CONVERSION        AFTER
                                BENEFICIALLY          OF THE        COMPLETION
                                  OWNED AND          NOTES AND        OF THE
             NAME              OFFERED HEREBY     OFFERED HEREBY     OFFERING
             ----            ------------------ ------------------ ------------
Zurich Institutional              $347,000            10,129            --
Benchmarks Master Fund
Limited

          and substitution therefore of:

                                                      COMMON
                                                       STOCK          COMMON
                                  PRINCIPAL          ISSUABLE         STOCK
                                  AMOUNT OF            UPON           OWNED
                                    NOTES           CONVERSION        AFTER
                                BENEFICIALLY          OF THE        COMPLETION
                                  OWNED AND          NOTES AND        OF THE
             NAME              OFFERED HEREBY     OFFERED HEREBY     OFFERING
             ----            ------------------ ------------------ ------------
Zurich Institutional            $1,200,000            35,030            --
Benchmarks Master Fund
Limited

          The prospectus, together with prospectus supplement No. 1, prospectus supplement No. 2, prospectus supplement No. 3 and this prospectus supplement No. 4, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

                             -----------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 20, 2002